Execution Version
Exhibit 4.2
FIRST SUPPLEMENTAL INDENTURE
FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 17, 2025, between NORTHERN OIL AND GAS, INC., a Delaware corporation (together with its successors and assigns, the “Company”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Company and the Trustee are party to an indenture dated as of October 14, 2022 (the “Indenture”) relating to the Company’s 3.625% Convertible Senior Notes due 2029;
WHEREAS, pursuant to and on the date of the Indenture, the Company initially issued $500,000,000 aggregate principal amount of its 3.625% Convertible Senior Notes due 2029 (the “Initial Notes”);
WHEREAS, the Company wishes to issue an additional $200,000,000 aggregate principal amount of its 3.625% Convertible Senior Notes due 2029 as additional Notes (the “New Notes”), as permitted by Section 2.03(B) of the Indenture;
WHEREAS, Section 8.01(J) of the Indenture provides that, without the consent of any Holder, the Indenture may be amended or supplemented by the Company and the Trustee to provide for the issuance of additional Notes; and
WHEREAS, the Company desires and has requested the Trustee to enter into this Supplemental Indenture to evidence the issuance of the New Notes.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.
2.    Amount of New Notes. The aggregate principal amount of New Notes to be authenticated and delivered under the Indenture on June 17, 2025 is $200,000,000.
3.    Terms of New Notes. The Initial Notes and the New Notes shall be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The New Notes are to be issued as additional Notes under the Indenture and shall:
(a)    have identical terms and conditions to the Initial Notes, except that (i) the New Notes shall be issued on June 17, 2025 at an offering price of 105.597% of the principal amount thereof, (ii) interest on the New Notes will accrue from, and including, June 17, 2025, (iii) the first interest payment in respect of the New Notes shall be made on October 15, 2025 and (iv) the New Notes will bear the CUSIP number of 665531 AK5 and the ISIN number of US665531AK53 (provided that, upon delivery by the Company, pursuant to Section 2.12 of the Indenture, of written notice to the Trustee of the deemed removal of the Restricted Note Legend affixed to the Global Note(s) representing the New Notes and compliance with the procedures of the Depositary, the New Notes will be deemed to be identified by CUSIP 665531 AJ8 and ISIN number US665531AJ80); and
(b)    be issuable in whole in the form of one or more Global Notes to be held by the Depository that are substantially in the form, including appropriate transfer restriction legends, provided in Exhibit A to the Indenture.

4.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
5.    The Trustee Makes No Representations. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or in respect of the statements or recitals contained herein, all of which recitals are made solely by the Company.
6.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
7.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original (which may be delivered in original form or facsimile or an electronic file thereof), but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “endorse” and words of similar import in this Supplemental Indenture shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by such Trustee.
8.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.
[Signatures on following pages]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.
Northern Oil and Gas, Inc.
By:    /s/ Erik J. Romslo
Name:    Erik J. Romslo
Title:    Chief Legal Officer and Secretary
Wilmington Trust, National Association, as Trustee
By:    /s/ Karleen R. Bratland
Name:    Karleen R. Bratland
Title:    Assistant Vice President

[Signature Page to Supplemental Indenture]